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                                                                   EXHIBIT 99-2





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                               WESTERN BANCORP

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PRESS RELEASE
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Western Bancorp  (NASDAQ: WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660


Contacts:    Matthew P. Wagner         Arnold C. Hahn
             President &               Chief Financial Officer
             Chief Executive Officer
Phone:       310/477-2402 ext. 134     949/863-2351
Fax:         310/231-0321              949/757-5844


FOR IMMEDIATE RELEASE


October 30, 1998

Newport Beach, California... Western Bancorp ("Western") announced today that the Board of Directors of Peninsula Bank of San Diego ("Peninsula") has elected to terminate the Agreement and Plan of Merger, dated as of July 24, 1998 (the "Merger Agreement"), among Western, Portola Merger Sub, and Peninsula. The Merger Agreement was terminated as a result of the relative performance of Western's common stock compared to the Keefe Bank Index.